UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2023
TEXTRON INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-5480	05-0315468
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
40 Westminster Street, Providence, Rhode Island  02903
(Address of principal executive offices)
Registrant’s telephone number, including area code: (401) 421-2800
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock – par value $0.125	TXT	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers

On June 22, 2023, the Board of Directors of Textron Inc. (“Textron”) elected Michael X. Garrett as a member of the Board effective July 1, 2023. Garrett is a retired United States Army four-star general with nearly 40 years of service, most recently serving as Commanding General, United States Army Forces Command (FORSCOM), the largest command in the U.S. Army, from March 2019 until his retirement in July 2022.

As FORSCOM Commander, General Garrett led 750,000 combat and support personnel through the COVID-19 pandemic and a shifting global security landscape. His earlier command tours included U.S. Army Central Command for almost four years, during which he was responsible for all Army activity in the Central Command area. Previously, he spent six years leading Army activity in the Middle East, first as Chief of Staff, U.S. Central Command and later as commanding general.

Mr. Garrett will participate in Textron’s Director Compensation Program as described in Exhibit 10.16 to Textron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated by reference herein, as such Program may be revised from time to time. Textron and Mr. Garrett also will enter into Textron’s standard Directors Indemnity Agreement, pursuant to which Textron will, subject to certain limitations, indemnify Mr. Garrett in connection with any claim arising in connection with his service as a Textron Director and will advance and pay his expenses incurred in connection with such claims.

Mr. Garrett will serve on the Board’s Audit Committee and Nominating and Corporate Governance Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXTRON INC.
(Registrant)

By:	/s/ E. Robert Lupone
E. Robert Lupone
Executive Vice President, General Counsel and Secretary

Date: June 26, 2023